EXHIBIT 99

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549
                            ------------------------

                                    FORM 11-K


                                  ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)

[X]      ANNUAL REPORT UNDER SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 [Fee Required]
         For the fiscal year ended DECEMBER 31, 1997
                                   -----------------

[ ]      TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]
         For the transition period from  __________ to __________


Commission File Number _________________

A. Full Title of the plan and the address of the plan, if different from that of the issuer named below: FIND/SVP, INC. 401(K) AND PROFIT SHARING PLAN
                                 ----------------------------------------------
B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive offices: FIND/SVP, INC., 625 AVENUE OF THE
                                          ---------------------------------
      AMERICAS, NEW YORK, NEW YORK  10011
      ---------------------------------------------------------------------

                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FIND/SVP, INC. 401(K) AND PROFIT SHARING PLAN


Date:        JUNE 30, 1998                        /s/ PETER J. FIORILLO
       ------------------------                   ------------------------
                                                  Peter J. Fiorillo
                                                  Trustee

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                       Financial Statements and Schedules

                           December 31, 1997 and 1996


                   (With Independent Auditors' Report Thereon)

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                                Table of Contents


Independent Auditors' Report

Financial Statements:

         Statements of Net Assets Available for Benefits as of
           December 31, 1997 and 1996

         Statement of Changes in Net Assets Available for Benefits, with
           Fund Information for the year ended December 31, 1997

         Notes to Financial Statements

Supplemental Schedules:

         Schedule I        Item 27(a) - Schedule of Assets Held for Investment
                             Purposes as of December 31, 1997

         Schedule II       Item 27(d) - Schedule of Reportable Transactions
                             for the year ended December 31, 1997

Independent Auditors' Consent

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FIND/SVP, Inc.:

We have audited the accompanying statements of net assets available for benefits of the FIND/SVP, Inc. 401(k) and Profit Sharing Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                     /s/KPMG PEAT MARWICK LLP
                                                     ------------------------
New York, New York                                   KPMG Peat Marwick LLP
June 26, 1998

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                            Statements of Net Assets
                             Available for Benefits

                           December 31, 1997 and 1996





                              ASSETS                   1997           1996
                                                       ----           ----

Investments:
    At fair value:
       Pooled separate accounts:
          Daily Money Fund                         $   175,814        159,906
          Limited Maturity Bond Fund                    64,594         46,416
          Puritan Fund                                 758,583        521,660
          Global Growth Fund                           407,734        288,721
          Retirement Growth Fund                            -         561,228
          New Opportunities Fund                     1,224,667        890,184
          Lifestyles I Fund                             85,688         74,790
          Lifestyles II Fund                            28,710         22,136
          Lifestyles III Fund                              696             -
          Equity Growth Fund                           828,080             -
       FIND/SVP, Inc. common stock                          -          62,618
       Participant loans                                51,122         57,030
                                                  ------------   ------------
                                                     3,625,688      2,684,689
    At contract value:
       Guaranteed certificate                          245,221        241,078
                                                  ------------   ------------

          Total investments                          3,870,909      2,925,767
                                                  ------------   ------------

Receivables:
    Participants' contributions                         43,498         44,146
    Employer's contributions                            71,630         71,182
                                                  ------------   ------------

          Total receivables                            115,128        115,328
                                                  ------------   ------------

          Net assets available for benefits       $  3,986,037      3,041,095
                                                  ============   ============



See accompanying notes to financial statements.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN
                       Statement of Changes in Net Assets
                  Available for Benefits, With Fund Information
                          Year ended December 31, 1997

                                                                           PARTICIPANT DIRECTED
                                          ----------------------------------------------------------------------------------------
                                                          DAILY        LIMITED                   GLOBAL     RETIREMENT    NEW
                                           GUARANTEED     MONEY       MATURITY      PURITAN      GROWTH       GROWTH  OPPORTUNITIES
                                           CERTIFICATE    FUND        BOND FUND      FUND         FUND         FUND       FUND
                                           -----------    ----        ---------      ----         ----         ----        ----
Investment income (loss):
   Interest                               $   15,411           -           -            -            -             -            -
   Dividend                                       -         7,144       3,698       59,084       78,754            (9)      27,808
   Net appreciation (depreciation)
      in fair value of investments                -        (1,308)       (287)      65,423      (36,171)      147,016      190,658
                                          ----------    ---------    --------    ---------   ----------   -----------  -----------
          Total investment
              income (loss)                   15,411        5,836       3,411      124,507       42,583       147,007      218,466
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
Contributions:
   Participants                               28,881       22,571      16,273      135,644       85,471        99,423      228,756
   Employer                                    3,510        1,851       1,848       16,086        8,005        14,533       21,732
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
          Total contributions                 32,391       24,422      18,121      151,730       93,476       113,956      250,488
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
Loan repayments                                1,587          720         618        9,513        2,178         5,107       15,190
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
          Total additions                     49,389       30,978      22,150      285,750      138,237       266,070      484,144
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
Benefits paid to participants                 51,623       37,485         173       56,673       19,141        21,677      159,155
Loans to participants                          3,042        1,477         500        7,434        1,240         6,457        5,880
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
          Total deductions                    54,665       38,962         673       64,107       20,381        28,134      165,035
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
          Net increase (decrease)
              before interfund transfers      (5,276)      (7,984)     21,477      221,643      117,856       237,936      319,109
Interfund transfers and exchanges              9,419       23,892      (3,299)      15,280        1,157      (799,164)      15,374
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
          Net increase (decrease)              4,143       15,908      18,178      236,923      119,013      (561,228)     334,483
Net assets available for benefits:
   Beginning of year                         241,078      159,906      46,416      521,660      288,721       561,228      890,184
                                          ----------    ---------    --------    ---------    ---------     ---------  -----------
   End of year                            $  245,221      175,814      64,594      758,583      407,734            -     1,224,667
                                          ==========    =========    ========    =========    =========     =========  ===========

See accompanying notes to financial statements.




                                                                    PARTICIPANT DIRECTED
                                     ------------------------------------------------------------------------
                                      LIFESTYLES  LIFESTYLES    LIFESTYLES   EQUITY    FIND/SVP,
                                          I          II            III       GROWTH      INC.     PARTICIPANT
                                        FUND        FUND          FUND       FUND    COMMON STOCK   LOANS       OTHER      TOTAL
                                        ----        ----          ----       ----    -------------   -----       -----      -----
Investment income (loss):
   Interest                                  -          -          -            -           -       4,760           -       20,171
   Dividend                               4,946      1,781         51       92,636          -          -            -      275,893
   Net appreciation (depreciation)
      in fair value of investments        5,463      1,471        (15)     (72,611)    (26,881)        -            -      272,758
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Total investment
              income (loss)              10,409      3,252         36       20,025     (26,881)     4,760           -      568,822
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

Contributions:
   Participants                          19,356      2,800        660       26,443       5,755         -          (648)    671,385
   Employer                               2,393        412         -            -          812         -           448      71,630
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Total contributions            21,749      3,212        660       26,443       6,567         -          (200)    743,015
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

Loan repayments                           1,333        281         -         1,628          43    (38,198)          -           -
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Total additions                33,491      6,745        696       48,096     (20,271)   (33,438)        (200)  1,311,837

Benefits paid to participants             4,397        216         -            -       16,355         -            -      366,895
Loans to participants                     1,500         -          -            -           -     (27,530)          -           -
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Total deductions                5,897        216         -            -      16,355     (27,530)          -      366,895
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Net increase (decrease)
           before interfund transfers    27,594      6,529        696       48,096     (36,626)    (5,908)        (200)    944,942

Interfund transfers and exchanges       (16,696)        45         -       779,984     (25,992)        -            -           -
                                     ----------   --------     ------    ---------    --------   --------    ---------   ---------

          Net increase (decrease)        10,898      6,574        696      828,080     (62,618)    (5,908)        (200)    944,942

Net assets available for benefits:
   Beginning of year                     74,790     22,136         -            -       62,618     57,030      115,328   3,041,095
                                     ----------   --------     ------    ---------    --------   --------    ---------  ----------

   End of year                           85,688     28,710        696      828,080          -      51,122      115,128   3,986,037
                                     ==========  =========   ========    =========    ========   ========    =========  ==========


See accompanying notes to financial statements.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                          Notes to Financial Statements

                           December 31, 1997 and 1996

(1)    DESCRIPTION OF THE PLAN

       The following is a brief description of the FIND/SVP, Inc. 401(k) and Profit Sharing Plan (the "Plan"). Participants should refer to the plan document for a more complete description of the Plan's provisions.

       (a)    GENERAL

              The Plan is a defined contribution plan covering eligible employees of FIND/SVP, Inc. (the "Company"). It is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       (b)    ELIGIBILITY

              The Plan is a voluntary defined contribution plan. Under the terms of the Plan, employees who have attained one year of employment and completed at least 1,000 hours of service are eligible to participate in the Plan. Enrollment dates are on January 1 and July 1 of each year. As of December 31, 1997 and 1996 the Plan had 171 and 159 participants, respectively.

       (c)    CONTRIBUTIONS

              Participants may direct the Company to deduct contributions through automatic payroll deductions. Participants may elect to contribute up to 12% of compensation. Employee contributions to the Plan are on a pretax basis. The Company provides each participant a matching contribution equaling 20% of the first 5% of the participant's elective contribution. The matching contribution is available for participants employed at the end of the Plan year that have made elective contributions during the Plan year. Participants direct their contributions to the available investment funds. Each participant's account is credited with the participant's contribution and the Company's contribution as well as the ratable portion of earnings thereon. Allocations are based on the participants' investment elections in effect when the allocations are made. The Plan's 1997 employer contribution receivable has been reflected in the statement of changes in net assets and allocated to their respective funds.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                    Notes to Financial Statements, Continued

(1), CONTINUED

       (d)    LOANS

              There are numerous restrictions and conditions on loans to participants. The general provisions are as follows. Participants may borrow against their account balance. The minimum loan amount is $1,000 and the maximum is the lesser of $50,000 or 50% of the participant's vested account balance. Only one loan is granted per 12-month period, and only one loan may be outstanding at a time. The interest rate on the loan is determined by the Company, but is similar to the rates charged by local lending institutions for loans under similar circumstances. Repayments are made through payroll deductions generally over a period of no more than five years, although the term may be extended if the loan is for purchasing the participant's primary residence. A participant may repay the outstanding balance in full at any time. See the summary plan description for more information.

       (e)    VESTING

              Participants are fully vested in their elective contributions at all times. A participant's interest in the Company's matching contribution will become vested according to the following schedule:

                      YEARS OF SERVICE            PERCENTAGE VESTED
                      ---------------             -----------------
                    Less than 3                            0%
                    3 but less than 4                     20%
                    4 but less than 5                     40%
                    5 but less than 6                     60%
                    6 but less than 7                     80%
                    7 or more                            100%

              A year of service is a plan year in which a participant completes at least 1,000 hours of service. A participant shall be 100% vested upon death, disability or attainment of the requirements for normal retirement. Participants must be at least 21 years old to participate in the Plan. Forfeitures resulting from terminated participants' failure to become fully vested in the Company's matching contribution will be used to reduce the Company's contributions to the Plan.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                    Notes to Financial Statements, Continued

(1), CONTINUED

       (f)    ADMINISTRATIVE EXPENSES

              The Company pays the Plan's administrative expenses for record keeping. Administrative expenses paid to the investment broker are deducted from Plan earnings.

       (g)    PARTICIPANT DISTRIBUTIONS

              The distribution to which a Plan participant is entitled is the distribution that can be provided by the vested contribution and income thereon (including net realized and unrealized gains or losses) allocated to such participant's account. An election may be made upon retirement, death or termination, to be paid in a lump sum or an annuity.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND VALUATION OF INVESTMENTS

       (a)    BASIS OF ACCOUNTING

              The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

       (b)    VALUATION OF INVESTMENTS

              The investments of the Plan are in mutual funds, the Company's common stock (see note 3) and investment contracts with an insurance company. The mutual funds, in pooled separate accounts, and the Company's common stock are stated at fair value as determined by quoted market prices at the close of business on December 31 of each year. Participant loans are valued at cost which approximates fair value. The net appreciation or depreciation in fair value of investments for the year ended December 31, 1997 is reflected in the accompanying statement of changes in net assets available for benefits.

              Investment contracts are valued at contract value as reported by the insurance company. Contract value represents contributions made under the contracts plus earnings less withdrawals.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                    Notes to Financial Statements, Continued

(2), CONTINUED

       (c)    PAYMENT OF BENEFITS

              Participant benefits are recorded when paid.

       (d)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.


(3)    PLAN INVESTMENTS

       The assets of the Plan are invested in ten separate investment funds as follows:

       The North Atlantic Life Guaranteed Certificate Account (Guaranteed Certificate) invests in a diversified portfolio of professionally managed investments, typically corporate and government bonds. The principal and interest are guaranteed and backed by North Atlantic Life, a life insurance company.

       The Fidelity Daily Money Fund (Daily Money Fund) invests in a broad range of U.S. dollar-denominated money market obligations of domestic issuers. Investments include commercial paper, certificates of deposit, banker's acceptances and time deposits, repurchase agreements and U.S. government obligations.

       The Neuberger & Berman Limited Maturity Bond Fund (Limited Maturity Bond
       Fund) invests in a diversified portfolio of short-to-intermediate-term U.S. Government and Agency securities and debt securities issued by financial institutions, corporations and others. These securities include mortgage-backed and asset-backed securities, repurchase agreements with respect to U.S. Government and Agency securities, and foreign investments.

       The Fidelity Puritan Fund (Puritan Fund) invests in domestic and foreign common stocks, preferred stocks and bonds.

       The Putnam Global Growth Fund (Global Growth Fund) invests in cash or money market instruments.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                    Notes to Financial Statements, Continued

(3), CONTINUED

       The Fidelity Retirement Growth Fund (Retirement Growth Fund) invests in common stocks and other types of domestic or foreign securities, including bonds and preferred stocks. This fund was closed in 1997.

       The Putnam New Opportunities Fund (New Opportunities Fund) is a diversified portfolio of common stocks in a limited number of industry sectors.

       The Lifestyles Funds (Lifestyles I Fund, Lifestyles II Fund and Lifestyles III Fund) are blended investments in three underlying mutual funds - Northstar Advantage Strategic Income Fund, Northstar Advantage Income and Growth Fund, and Twentieth Century Growth Investor's Fund. The Northstar Advantage Strategic Income Fund seeks high levels of income by investing in U.S. and foreign government securities and corporate debt securities. The Northstar Advantage Income and Growth Fund provides consistent income and long-term capital growth by investing in dividend-paying stocks, bonds and convertible securities. The Twentieth Century Growth Investors invests primarily in common stocks of medium to large-size companies. The three funds differ in the proportions of the investments in the three underlying mutual funds.

       The American Century Equity Growth Fund invests in established larger-sized domestic companies. This fund was closed in 1997.

       FIND/SVP, Inc. Common Stock represents funds invested in the Company's common stock. Effective December 1997, the Plan was amended to remove the Company's common stock from the Plan. The Company repurchased and retired all shares held in the Plan on December 20, 1997.

       Effective July 1, 1996, the Company engaged a new record keeper for the Plan. There were no changes in investment options as a result of this change.

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                    Notes to Financial Statements, Continued

 (4)   TAX STATUS

       The Plan is a prototype plan as defined in the Internal Revenue Code, as amended (the "IRC"). It is intended to be qualified under Section 401(a) of the IRC and the underlying trust is exempt from Federal income taxes under Section 501(a) of the IRC. In 1996, the Company adopted a new prototype plan in connection with the change in record keeper. The prototype plan has received a favorable determination letter from the Internal Revenue Service dated March 13, 1997. In the opinion of the Plan Administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the IRC. No significant changes have occurred in the Plan since that date.


 (5)   TERMINATION OF THE PLAN

       The Company's Board of Directors has the right under the terms of the Plan to discontinue Company contributions at any time and to terminate the Plan, subject to the terms of ERISA.

                                                                      SCHEDULE I
                                                                      ----------

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes

                                December 31, 1997



                                              Number of                  Fair
                    Asset                      shares         Cost       value
                    -----                      -----          ----       -----
Participant loans**                              -          $ 51,122     51,122

North Atlantic Life Guaranteed Certificate*      -           245,221    245,221


 *  Represents contract value.
**  Represents parties in interest.

                                                                     SCHEDULE II
                                                                     -----------

                            FIND/SVP, INC. 401(K) AND
                               PROFIT SHARING PLAN

                Item 27(d) - Schedule of Reportable Transactions

                          Year ended December 31, 1997



All transactions greater than or equal to 5% of plan assets at the beginning of the period were as follows:


                                                   NUMBER OF        NUMBER OF
                    ASSET                       UNITS PURCHASED    UNITS SOLD
                    -----                       ---------------    ----------
Fidelity Puritan Fund*                             13,707                 -

Putnam Global Growth Fund*                         18,668                 -

Fidelity Retirement Growth Fund*                       -              39,660

Putnam New Opportunities Fund*                      7,810              4,281

AMC Equity Growth Fund*                            43,648                 -


*  Asset was held at the end of the year.

                          INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statements (No. 33-42746, 33-75828, 333-03076, 33-22439 and 333-22445) on Form S-8 of our report dated June 2, 1998 relating to the statements of net assets available for benefits of the FIND/SVP, Inc. 401(k) and Profit Sharing Plan as of December 31, 1997 and 1996 and the related statement of changes in net assets available for benefits for the year ended December 31, 1997 and the related schedules, which report appears in the December 31, 1997 Form 11-K of FIND/SVP, Inc. 401(k) and Profit Sharing Plan.



                                                    /s/KPMG PEAT MARWICK LLP
                                                    ------------------------
                                                    KPMG Peat Marwick LLP
New York, New York
June 26, 1998